UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Comfort Systems USA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMFORT SYSTEMS USA, INC.
777 Post Oak Boulevard, Suite 500
Houston, Texas 77056

April 12, 2007

To Our Stockholders:

You are cordially invited to attend the annual meeting of the stockholders of Comfort Systems USA, Inc., which will be held on Thursday, May 17, 2007 at the Sheraton Suites, 2400 West Loop South, Houston, TX 77027 at 11:00 a.m.

Information about the meeting is presented on the following pages. At this meeting you are being asked to elect directors to serve until the next annual meeting and to ratify the appointment of Ernst & Young LLP, independent auditors, as the Company’s auditors for 2007.

Please read the proxy statement, which presents important information about the Company and each of the items being presented for stockholder vote. Whether or not you intend to be present in person, when you have finished reading the statement, please promptly mark, sign, and return your proxy card in the enclosed envelope so that your shares will be represented.

We hope that many of you will be able to attend the meeting in person. I look forward to seeing you there.

Sincerely yours,

WILLIAM F. MURDY
Chairman of the Board and
Chief Executive Officer

COMFORT SYSTEMS USA, INC.
777 Post Oak Boulevard, Suite 500
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2007

Notice is hereby given that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Comfort Systems USA, Inc., a Delaware corporation, (the “Company”) will be held at the Sheraton Suites, 2400 West Loop South, Houston, TX 77027 at 11:00 a.m., on Thursday, May 17, 2007 for the following purposes:

1.     To elect six directors to serve until the 2008 Annual Meeting of Stockholders;

2.                To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company’s auditors for 2007; and

3.     To transact any other business that may properly come before the Annual Meeting.

We are not aware of any other business to come before the Annual Meeting. Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 30, 2007 are entitled to notice of and to vote at the Annual Meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

By Order of the Board of Directors

TRENT T. MCKENNA
Corporate Secretary
Houston, Texas
April 12, 2007

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE EITHER FOLLOW THE DIRECTIONS FOR PHONE OR INTERNET VOTING ON YOUR PROXY BALLOT OR PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

COMFORT SYSTEMS USA, INC.

Annual Meeting of Stockholders

May 17, 2007

PROXY STATEMENT

GENERAL MEETING INFORMATION

Why am I receiving this proxy statement?

The enclosed proxy is solicited by and on behalf of the Board of Directors of Comfort Systems USA, Inc. (the “Company”) to be voted at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 12, 2007.

When and where is the 2007 Annual Meeting of Stockholders?

The Annual Meeting will be held at the Sheraton Suites, 2400 West Loop South, Houston, TX 77027 at 11:00 a.m. on Thursday, May 17, 2007, and at any reconvened meetings after any adjournments thereof.

Who can vote?

The holders of record of shares of the common stock, $.01 par value per share (the “Common Stock”) of the Company at the close of business on March 30, 2007 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting.

How do I vote?

If you are a registered stockholder, you may vote in person at the Annual Meeting or by proxy without attending the meeting. To vote by proxy, please either follow the directions for phone or internet voting on your proxy ballot or mark, date, sign, and return the proxy card you received with this proxy statement in the enclosed envelope. If you vote by either following the directions for phone or internet voting or by completing the proxy card you received with this proxy statement, your shares will be voted at the meeting in accordance with your instructions. If you sign and return the proxy card but do not give any instructions, your shares will be voted by the persons named in the proxy card in accordance with the recommendations of the Board of Directors given below.

If your stock is held in the name of a broker, bank or other nominee, please mark, date, sign, and return the voting instruction form you received from your broker or nominee with this proxy statement.

If you are a registered stockholder and wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you. If your stock is held by a broker, bank or other nominee (in “street name”) and you wish to vote in person at the meeting, in addition to picture identification you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and obtain from the record holder and bring with you a proxy from the record holder issued in your name.

How many votes can be cast by all stockholders?

On November 16, 2006, the Company’s Board of Directors voted to convert all existing Restricted Voting Common Stock into Common Stock. The board took this action pursuant to the Company’s

Certificate of Incorporation. This action allows the holders of the previously-restricted shares to have a full vote on matters presented to stockholders. Prior to that date, the holders of the Restricted Voting Common Stock were not eligible to vote for any directors other than the one director designated to be elected by them, and with respect to all other matters, holders of the Restricted Voting Common Stock were entitled to .55 of one vote per share.

As of the Record Date, the Company had issued and outstanding 40,943,027 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter before the Annual Meeting.

What  are my voting choices and what is the required vote?

By giving us your proxy, you authorize those persons named in the enclosed proxy card to vote your shares at the 2007 Annual Meeting or at any adjournments or postponements thereof in the manner you indicate or, in the case of a properly executed and returned proxy without instructions, in accordance with the recommendations of the Board of Directors.

Proposal 1: Election of Directors

In the vote on the election of director nominees to serve until the 2008 Annual Meeting, stockholders may:

(a)          vote for the nominees;

(b)         vote to withhold authority for the nominees; or

(c)          vote for the nominees except specific nominations.

The Board recommends a vote FOR the nominees. If a quorum is present, the six nominees for election as directors receiving the greatest number of votes properly cast at the Annual Meeting or at any adjournments or postponements thereof will be elected. As a result, a vote to withhold authority will have no effect on the outcome.

Proposal 2: Ratification of Auditors

In the vote on the ratification of the selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2007, stockholders may:

(a)          vote for ratification;

(b)         vote against the ratification; or

(c)          abstain from voting on the ratification.

The Board recommends a vote FOR this proposal. If the stockholders do not ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this proposal will be required to ratify the appointment of the independent auditors. Abstaining from voting on this matter will have the effect of a vote against ratification of the appointment of the independent auditors.

What is a quorum?

A quorum is the minimum number of shares required to hold a meeting. Consistent with Delaware law and the Company’s Bylaws, a majority of the voting power of shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to that matter.

What is a broker non-vote?

The New York Stock Exchange (the “NYSE”) permits brokers to vote their customers’ shares held in street name on routine matters when the brokers have not received voting instructions from their customers. Brokers may not vote their customers’ shares held in street name on non-routine matters unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are called broker non-votes. Broker non-votes will have no effect on the vote for any matter properly introduced at the Annual Meeting.

What are routine matters?

The election of directors and the ratification of the appointment of Ernst & Young LLP as the Company’s auditors for 2007 are routine matters on which brokers may vote even if they have not received instructions from their customers.

What are non-routine matters?

There are no non-routine matters currently proposed for consideration at the Annual Meeting. Non-routine matters are matters on which brokers may not vote if they have not received instructions from their customers.

What does discretionary authority mean?

If you are a registered stockholder and sign and return your proxy card without making any specific selections, the persons named on the proxy will vote your shares FOR the nominees listed in Proposal 1; and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s auditors for 2007 in Proposal 2.

Can I change my vote after I return my proxy card?

Yes. A proxy may be revoked by a registered stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company or (iii) attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person.

If your stock is held in street name, you must follow the instructions of the broker, bank or nominee as to how to change your vote.

Who pays to prepare, mail and solicit the proxies?

The Company will pay the expense of soliciting proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees as well as brokerage houses and other stockholders to solicit proxies personally and by mail and telephone. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals. Officers and employees of the Company will receive no compensation in addition to their regular salaries to solicit proxies.

Who tabulates the votes?

Votes cast by proxy or in person at the Annual Meeting will be counted by two persons appointed by the Company to act as election inspectors for the Annual Meeting. In the absence of contrary instructions, the persons named as proxies will vote FOR all nominees for director listed in Proposal 1 and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the year ending December 31, 2007 in Proposal 2.

Could other matters be decided at the Annual Meeting?

We do not know of any matters that may be properly presented for action at the Annual Meeting other than Proposal 1 and Proposal 2. Should any other business come before the Annual Meeting, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable. With respect to shares held in street name, the nominee may vote on those matters, subject to the rules of the NYSE on the exercise of discretionary authority.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I receive a copy of the Annual Report?

The Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the Company’s year ended December 31, 2006, accompanies this proxy statement and may also be accessed through our web site at http://www.comfortsystemsusa.com.

Where can I find the voting results of the Annual Meeting?

Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2007, which we file with the United States Securities and Exchange Commission (the “SEC”) and make available on our web site at http:/ /www.comfortsystemsusa.com.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

Board of Directors

Since May of 2003, the Company’s Board has been declassified. Accordingly, six directors will be elected at the Annual Meeting to serve for a one-year term expiring at the Annual Meeting of Stockholders expected to be held in May of 2008.

Information with Respect to Nominees for Director

The nominees for election at the Annual Meeting are William F. Murdy, Herman E. Bulls, Alfred J. Giardinelli, Franklin Myers, James H. Schultz, and Robert D. Wagner, Jr. (collectively the “Nominees”).

If elected, each nominee director has agreed to serve for a term of one year expiring at the 2008 Annual Meeting of Stockholders. It is expected that all of the Nominees will be able to serve, but if any Nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

Nominees

Set forth below are the names, ages as of March 30, 2007, and principal occupations for at least the past five years of each of the Nominees and the names of any other public companies of which each is presently serving as a director:

WILLIAM F. MURDY, 65
Director, Chairman of the Board and Chief Executive Officer

William F. Murdy, has served as our Chairman of the Board and Chief Executive Officer since June 2000. Prior to this he was President and Chief Executive Officer of Club Quarters, a privately-owned chain of membership hotels. From January 1998 through July 1999, Mr. Murdy served as President, Chief Executive Officer and Chairman of the Board of LandCare USA, a publicly-traded commercial landscape and tree services company. LandCare USA was acquired in July 1999 by another publicly-traded company specializing in services to commercial facilities and homeowners. From 1989 through December 1997, Mr. Murdy was President and Chief Executive Officer of General Investment and Development Company, a privately-held real estate operating company. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund. From 1974 to 1981, Mr. Murdy served as the Senior Vice President, among other positions, of Pacific Resources, Inc., a publicly-traded company involved primarily in petroleum refining and marketing. Mr. Murdy is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

HERMAN E. BULLS, 51
Director

Herman E. Bulls has served as a director of the Company since February 2001. Since September 2001, Mr. Bulls has served as Chief Executive Officer and President of Bulls Advisory Group, a real estate consulting and advisory firm, and serves as CEO, Public Institutions of Jones Lang LaSalle, an international full service real estate firm. Mr. Bulls is also President and CEO of Bulls Capital Partners, a joint venture between Bulls Multifamily, LLC and Sun Trust Bank, which provides multifamily finance under the Fannie Mae Delegated Underwriting and Servicing (DUS®) program. From September 2000 until August 2001, Mr. Bulls served as Executive Vice President and Chief Operating Officer of Green Park Financial, one of the nation’s largest Fannie Mae multi family lenders. From March 1998 to September 2000, Mr. Bulls was a Managing Director for Jones Lang LaSalle, an international full service real estate firm. From 1989 until 1998 he held several positions with the predecessor organization, LaSalle Partners. Prior to his employment with Jones Lang LaSalle he served over eleven years of active duty service with the United States Army. Mr. Bulls currently holds the rank of Colonel in the Army reserve. Mr. Bulls is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

ALFRED J. GIARDINELLI, JR., 59
Director

Alfred J. Giardinelli, Jr., one of the original founders of the Company, has served as a director of the Company since June 1997. Mr. Giardinelli has been the President of Eastern Heating & Cooling, Inc., a New York corporation that is a wholly owned subsidiary of the Company, since 1982. Mr. Giardinelli is a graduate of Florida State University.

FRANKLIN MYERS, 54
Director

Franklin Myers has served as a director of the Company since May 2005. Mr. Myers is the Senior Vice President of Finance and Chief Financial Officer of Cameron International Corporation, a global provider to the oil & gas and process industries. Prior to joining Cooper Cameron in July of 1995, Mr. Myers was Senior Vice President and General Counsel of Baker Hughes Incorporated, and an attorney and partner at the law firm of Fulbright & Jaworski. Mr. Myers currently serves on the board of directors of Input/Output, Inc. Mr. Myers holds a Bachelor of Science, Industrial Engineering, from Mississippi State University and a J.D. degree, with honors, from the University of Mississippi.

JAMES H. SCHULTZ, 58
Director

James H. Schultz has served as a director of the Company since November 2002. He retired from the American Standard Companies in 2001, where he had worked for 31 years. Mr. Schultz had been President of the Trane Commercial Air Conditioning Group, a division of the American Standard Companies, since 1998 and prior to that time he had served in various other capacities, including Executive Vice President. Mr. Schultz has been Chair and a Board member of the Air Conditioning and Refrigeration Institute, and serves on The Engineering College Industry Advisory Board. Mr. Schultz is a graduate of Iowa State University.

ROBERT D. WAGNER, JR., 65
Director

Robert D. Wagner, Jr. has served as a director of the Company since April 2001. He is currently a principal and advisory director of Rivington Capital Advisors LLC, which provides advisory services and private equity and debt placement for independent oil and gas producers. From May 1999 to March 2001, he served as a Managing Director of Arthur Andersen’s Global Energy Corporate Finance Group. Prior to joining Arthur Andersen, from July 1998 to April 1999 Mr. Wagner was a Managing Director and Partner of M2 Capital Partners, a merchant banking firm specializing in private equity investment and financial advisory with the oil and gas exploration and production sector. From 1989 to June 1998, Mr. Wagner was a Managing Director of Bankers Trust/BT Alex Brown in their Energy Corporate Finance Group. Prior to his employment with Bankers Trust/BT Alex Brown, Mr. Wagner was Executive Vice President of First City National Bank of Houston’s energy division, and later, the special loans division. Mr. Wagner is a graduate of Holy Cross College and the Graduate School of Business at New York University.

The Board of Directors recommends that stockholders vote FOR the nominees listed above in Proposal Number 1.

Meetings of the Board of Directors and Committees

During the year ended December 31, 2006, the Board of Directors of the Company held four regular meetings and three special meetings. At each regularly scheduled meeting of the Board, the non-management directors met separately from management in executive session under the direction of Mr. Franklin Myers, the Chair of the audit committee. All members of the Board of Directors are encouraged to attend the Company’s annual meeting; all members of the Board of Directors were in attendance at last year’s annual meeting. The Board of Directors has determined that the Chair of the audit committee will preside at all executive sessions. Additional information regarding the determination of director independence is set forth below under “Corporate Governance—Independence.” Each director attended at least 75% of the meetings of the Board and the Board committees of which he is a member that took place during his term of office. In February of 2007, after ten years of distinguished service, Mr. Harter resigned from the Company’s Board of Directors.

The Board of Directors has established an audit committee, a compensation committee, a finance committee, a governance and nominating committee and an equity plans committee. During 2006, the equity plans committee was dissolved, and its functions were assumed by the compensation committee. Each of these committees and their members are described below. The Board of Directors has adopted a written charter for each of these committees, together with Corporate Governance Guidelines and Director Independence Standards; copies of the Corporate Governance Guidelines and each committee’s charter are available on the Company’s website at http://www.comfortsystemsusa.com, and a paper copy can be obtained by writing to Comfort Systems USA, Inc., Office of the General Counsel, 777 Post Oak Blvd., Suite 500, Houston, TX 77056.

Audit Committee.   The audit committee, which held four regular meetings and four special meetings during 2006, reviews with management and the independent public accountants the Company’s annual financial statements, the scope of the audit, any comments made by the independent public accountants and such other matters as the audit committee deems appropriate. In addition, the audit committee reviews the performance and retention of the Company’s independent auditors and reviews with management such matters relating to compliance with corporate policies, as the audit committee deems appropriate. The audit committee reviews and reassesses the adequacy of its charter every year, and it has done so for 2006.

The members of the audit committee were Messrs. Myers, Harter and Wagner. Mr. Harter resigned from the audit committee in February of 2007, and subsequently the board of directors appointed Mr. Schultz to the audit committee. None of the audit committee members is currently an executive officer or employee of the Company, nor has any been such at any time while serving on the audit committee. The board of directors has determined that the committee consists entirely of directors who meet the independence requirements of the NYSE listing standards, the Company’s Director Independence Standards (discussed herein at “Corporate Governance—Independence”) and the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, each member of the audit committee is financially literate, as determined by our Board of Directors in its business judgment. The Board of Directors has determined, based on accounting or related financial management expertise, that each of Messrs. Myers, Harter, Wagner, and Schultz are “audit committee financial experts.”

Compensation Committee.   The compensation committee, which held four regular meetings during 2006, establishes and administers the Company’s executive compensation program and reviews and advises the Board of Directors with respect to major organizational changes, leadership development and leadership succession issues, with the sole exception of succession related to the Company’s Chief Executive Officer, which is addressed by the governance and nominating committee. The compensation committee establishes and regularly reviews the compensation levels of executive officers and other key managers, and reviews incentive awards. The members of the compensation committee were Messrs. Bulls, Harter and Schultz; in August of 2006, Mr. Harter resigned from the compensation committee, and he was replaced by Mr. Franklin Myers.  None of these persons is currently an executive officer or employee of the Company, nor has any been such at any time while serving on the compensation committee. The compensation committee has the authority to hire a professional consultant to review and analyze the Company’s compensation programs. In 2006, the compensation committee retained Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”) to provide analysis of the Company’s existing compensation programs. The Board of Directors has determined that the compensation committee consists entirely of directors who meet the independence requirements of the NYSE listing standards, the Company’s Director Independence Standards and the rules and regulations under the Exchange Act.

Governance and Nominating Committee.   The governance and nominating committee, which held one regular meeting during 2006, evaluates the structure and membership of the Board of Directors, evaluates candidates for nomination to the Board of Directors as appropriate with an emphasis on diversity of viewpoint and professional experience, reviews the compensation structure for the non-employee directors and the frequency and content of meetings, establishes and reviews the Company’s succession plan in regard to the succession of the Company’s Chief Executive Officer, and makes recommendations to the board of directors on all such matters. Directors are nominated or elected by the board of directors, and stockholders may nominate directors as described further in “Corporate Governance—Director Nomination by Stockholders.” The Committee identifies candidates for director through a variety of formal and informal channels. The Committee has the authority to hire a professional search firm to help identify candidates with specific qualifications, although it has no current engagement with any such firm. The members of the governance and nominating committee are Messrs. Wagner, Bulls, and Schultz. The Board of Directors has determined that the governance and nominating committee consists entirely of directors who meet the independence requirements of the rules and regulations of the NYSE, the Company’s Director Independence Standards and the rules and regulations under the Exchange Act.

Finance Committee.   The finance committee, which held one special meeting during 2006, is empowered by the Board of Directors to consult with management and give guidance to the Board of Directors on all matters pertaining to the Company’s capital structure. The members of the Finance Committee were Messrs. Murdy, Harter, Myers and Wagner. Mr. Harter has resigned from the finance committee.

Equity Plans Committee.   The equity plans committee, which for part of the year, was responsible for approving equity grants under the Company’s equity incentive plans, held no meetings during 2006 although it took certain actions by written consent. The Equity Plans Committee was dissolved in August of 2006, and the responsibilities of the Equity Plans Committee were transferred to the Compensation Committee. The members of the Equity Plans Committee were Messrs. Bulls and Schultz. The Board of Directors has determined that the Equity Plans Committee consisted entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards, the Company’s Director Independence Standards, and the rules and regulations under the Exchange Act.

Corporate Governance

The Company’s Board of Directors believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which practices the Board and management believe promote this purpose, are sound, and represent best practices. The Board continually reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities.

Code of Ethics and Corporate Governance Principles

In 1997, the year the Company was formed, it adopted a written code of ethics—the Corporate Compliance Policy: Standards and Procedures Regarding Business Practices (“Corporate Compliance Policy”). That policy, with subsequent amendments, continues and applies to the Company’s directors, officers and employees who are subject to disciplinary action, including termination, for violations of the policy. The policy forms the basis of the Company’s ethics and compliance program and covers a wide range of areas. Many Company policies are summarized in the Corporate Compliance Policy including conflict of interest, insider trading, confidentiality, and compliance with all laws and regulations applicable to the conduct of the Company’s business. The Corporate Compliance Policy is published on the Company’s website at http://www.comfortsystemsusa.com, and a paper copy can be obtained by writing to Comfort Systems USA, Inc., Office of General Counsel, 777 Post Oak Blvd., Suite 500, Houston, TX 77056. Any amendments to the Corporate Compliance Policy or the grant of a waiver from a provision of the policy requiring disclosure under applicable SEC rules will be properly disclosed to the public.

Independence

The Company has adopted Director Independence Standards to assist it in making determinations regarding the independence of its members of the board of directors. The criteria are consistent with the

NYSE listing standards regarding director independence. For a director to be considered independent, the Board of Directors must determine that the director does not have a material relationship, directly or indirectly, with the Company. The Company’s Director Independence Standards are published on the Company’s website at http://www.comfortsystemsusa.com, and a paper copy can be obtained by writing to Comfort Systems USA, Inc., Office of General Counsel, 777 Post Oak Blvd., Suite 500, Houston, TX 77056.

The Company’s Board of Directors has considered the independence of its members in light of the Company’s Director Independence Standards and the rules and regulations under the Exchange Act, including each director’s affiliations and relationships, and has determined that Messrs. Bulls, Myers, Schultz and Wagner, who together constitute a majority of the board, qualify as independent directors of the Company. Further, prior to his resignation, the Company’s Board of Directors considered the independence of Mr. Harter and concluded that he also qualified as an independent director of the Company. As already indicated, the Board of Directors has also determined that all members of the audit committee qualify as independent in accordance with the audit committee requirements of the rules and regulations of the NYSE, the Company’s Director Independence Standards and the rules and regulations under the Exchange Act.

Director Nomination by Stockholders

The Board of Directors will consider director candidates recommended by stockholders for inclusion on the slate of directors nominated by the board. Any stockholder may submit one candidate for consideration in conformity with the Bylaws and as set forth hereafter under the caption “Stockholder Proposals.” Stockholders wishing to recommend a candidate must submit the recommendation to the governance and nominating committee c/o the General Counsel, Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056. If a nominating stockholder is not a record holder, the stockholder must provide the same evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

At the time the nominating stockholder submits the recommendation, the candidate must submit all information about the candidate that the Company would be required to disclose in a proxy statement in accordance with Exchange Act rules. In addition, at that time the candidate must:

•       Certify that he or she meets the requirements to be: (a) independent under the independence requirements of the NYSE rules and the Company’s Director Independence Standards, (b) a non-management director under Rule 16b-3 of the Exchange Act, and (c) an outside director under Section 162(m) of the Internal Revenue Code;

•       Consent to serve on the board of directors, if nominated and elected; and

•       Agree to complete, upon request, a customary director’s or officer’s questionnaire.

The governance and nominating committee will evaluate any stockholder-recommended candidate to determine whether he or she is highly-qualified. Particular consideration will be given to those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. Without limitation, the committee recommends individuals who have a general management focus, have specialization in the Company’s principal business activities or finance, have significant experience in issues encountered by public companies and who could contribute to the diversity of the board. The governance and nominating committee evaluates stockholder-recommended candidates in the same way it evaluates candidates proposed from other sources.

Communications with the Board of Directors

Stockholders and other interested parties may communicate directly with the board of directors by writing to “the board of directors, Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056.” The Chairman of the Company’s Board of Directors will review these communications and will determine appropriate steps to handle them. A shareholder wishing to communicate directly with the non-management members of the board may address the communication to “Non-Management Directors, c/o board of directors” at the same address above. These communications will be handled by the Chair of the audit committee, who is currently designated to preside at the meetings of non-management directors. Finally, communications can be sent directly to individual directors by addressing letters to their individual name, c/o the board of directors, at the address above.

Director Compensation for 2006

As of January 1, 2007, each director who is not an employee of the Company or one of its subsidiaries receives a quarterly retainer of $7,500 ($8,500 if the director is the chair of a committee; $10,000 if the director is the audit committee chair). The meeting attendance fees are $3,000 for attendance at each board of directors meeting, $2,000 for each committee meeting (unless held on the same day as a board of directors meeting or other committee meeting, in which case the director is only paid for one of the meetings occurring on that date), and $1,000 for each telephonic meeting or telephonic attendance at a meeting. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the board of directors or committees thereof.

In addition, the Company’s 2006 Stock Options/SAR Plan for Non-Employee Directors, as amended (the “2006 Directors’ Plan”), which was adopted by the board of directors and approved by the Company’s stockholders in May of 2006, currently provides that each non-employee director who has served since at least the previous annual meeting and is continuing in office and each newly-elected non-employee director will be awarded an option award consisting of the right to purchase 10,000 shares. All options granted pursuant to the 2006 Directors’ Plan have an exercise price per share equal to the fair market value of the Company’s Common Stock on the date of grant, are vested one year after grant, and expire on the earlier of ten years from the date of grant or one year after termination of service as a director.

Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors during the fiscal year ended 2006.

Name(1)	Director Fees Earned or Paid in Cash ($)	Stock Awards ($)	Director Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Herman E Bulls	$36,500	-0-	$54,370	-0-	-0-	$90,870
Steven S. Harter(4)	$32,000	-0-	$54,370	-0-	-0-	$86,370
Franklin Myers	$40,000	-0-	$54,370	-0-	-0-	$94,370
James H. Schultz	$31,500	-0-	$54,370	-0-	-0-	$85,870
Robert D. Wagner, Jr.	$36,000	-0-	$54,370	-0-	-0-	$90,370

(1)          Messrs. Murdy and Giardinelli also serve as members of the Board, but as employees of the Company, they do not receive any additional compensation for such service.

(2)          Stock option grants were made on May 18, 2006 and at an exercise price of $12.90 per share and a FAS 123(R) value of $5.437 per share. The value shown is what is included in the Company’s financial statements per FAS 123(R). See Note 14 to the Company’s Consolidated Financial Statement

included in the Company’s Annual Report on Form 10-K for the 2006 fiscal year for a complete description of the FAS 123(R) valuation.

(3)          The Company maintains a visiting director’s office for all members of the Board of Directors at its corporate offices in Houston, Texas. The office is available on a first-come-first-served basis for all directors. In accordance with SEC regulations, perquisites that in the aggregate total less than $10,000 are not required to be disclosed.

(4)          Mr. Harter announced his resignation from the Company’s Board of Directors on February 26, 2007.

PROPOSAL NUMBER 2
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The audit committee of the Board of Directors has re-appointed Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2007, subject to ratification by the Company’s stockholders. Ernst & Young LLP was the Company’s independent auditor for the year ended December 31, 2006.

We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2007. If the stockholders fail to ratify the appointment, the audit committee will reconsider its selection, but it still may decide to retain Ernst & Young LLP. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the audit committee determines that such a change would be in the Company’s and its stockholders’ best interests.

RELATIONSHIP WITH INDEPENDENT AUDITORS

The audit committee has selected Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2007. Ernst & Young LLP acted as independent auditors for the Company for the years ended December 31, 2005 and 2006. Fees to the Company and its subsidiaries for professional services rendered by Ernst & Young LLP during fiscal years 2005 and 2006 were as follows:

Description	2006	2005
Audit Fees	$1,510,026	$1,433,984
Audit-Related Fees	—	—
Tax Fees	12,749	$6,000
All Other Fees	3,500	$1,749

In 2005 and 2006, services under the caption “Tax Fees” consisted principally of fees related to tax advice; services under the caption “All Other Fees” consisted principally of a subscription to accounting research software.

The audit committee has established pre-approval policies and procedures applicable to all services provided by the Company’s independent auditor to the Company, pursuant to which the audit committee will review for approval each particular service expected to be provided by the independent auditor, and in that connection will be provided with sufficient detailed information so that the audit committee can make well-reasoned assessments of the impact of the services on the independence of the auditor. Pre-approvals include pre-approved cost levels or budgeted amounts (or a range of cost levels or budgeted amounts). Any proposed service that would exceed pre-approved cost levels or budgeted amounts also requires pre-approval. Substantive changes in terms, conditions, and fees resulting from changes in the scope, structure, or other items regarding pre-approved services will also be pre-approved if necessary. The pre-approvals may include services in categories of audit services (including consultation to support such audits), audit-related services (items reasonably related to the performance of the audit or review of the financial statements), tax services (tax compliance, tax planning, tax advice), and other services (services permissible under the SEC’s auditor independence rules, typically routine and recurring type services that would not impair the independence of the auditor).  The audit committee approved all “tax fees” and “all other fees” during 2005 and 2006.

The Board of Directors recommends that
stockholders vote FOR Proposal Number 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of shares of Common Stock as of March 1, 2007 (i) individually by the Chief Executive Officer, each of the other executive officers of the Company in 2006 as named in the Summary Compensation Table (the “Named Executive Officers”) and current directors and nominees of the Company, (ii) by all executive officers and directors of the Company as a group, and (iii) each person known to the Company as reported on schedules filed with the SEC to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(s)(1)	Shares Owned as of March 1, 2007		Shares Subject to Options Which Are or Will Become Exercisable Prior to April 30, 2007		Total Beneficial Ownership	% of Class(2)
William F. Murdy	281,444	(3)	450,000	(4)	731,444	1.7
Alfred J. Giardinelli, Jr.	208,416	(5)	7,500	(6)	215,916	*
Thomas N. Tanner	49,590	(7)	76,250	(8)	125,840	*
William George III	44,840	(9)	42,500	(10)	87,340	*
Robert D. Wagner, Jr.	10,000		60,000	(11)	70,000	*
James H. Schultz	20,000		50,000	(12)	70,000	*
Herman E. Bulls	6,500		55,000	(13)	61,500	*
Julie S. Shaeff	17,466	(14)	16,250	(15)	33,716	*
Franklin Myers	14,000		10,000	(16)	24,000	*
Trent T. McKenna	5,000	(17)	10,000	(18)	15,000	*
All executive officers and directors as a group (10 persons)	657,256		777,500		1,434,756	3.5
Dimensional Fund Advisors Inc.(19) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,994,785		—		2,994,785	7.4
Cannell Capital LLC(19) 150 California Street Fifth Floor San Francisco, CA 94111	2,646,900		—		2,646,900	6.5
Goldman Sachs Asset Management, L.P.(19) 30 Hudson Street Jersey City, NJ 07302	2,786,031		—		2,786,031	6.8

                 * Less than 1%.

       (1) Except as noted, the address of each person is c/o Comfort Systems USA, Inc., 777 Post Oak Boulevard, Suite 500, Houston, Texas 77056.

       (2) Calculated using total outstanding shares as of March 1, 2007, which was 40,729,503.

       (3) Includes 231,444 shares of Common Stock issued pursuant to restricted stock grants, 83,333 shares of which remain subject to tenure and performance vesting.

       (4) Includes 400,000 options with an exercise price of $3.8125 and 50,000 options with an exercise price of $2.25.

       (5) Includes 1,600 shares of Common Stock held in a trust for Mr. Giardinelli’s children.

       (6) Includes 7,500 options with an exercise price of $1.90.

       (7) Includes 49,532 shares of Common Stock issued pursuant to restricted stock grants, 40,000 shares of which remain subject to tenure and performance vesting.

       (8) Includes 8,500 options with an exercise price of $2.875; 41,500 options at an exercise price of $3.86; 18,750 options at an exercise price of $4.18; 7,500 options at an exercise price of $6.38.

       (9) Includes 44,839 shares of Common Stock issued pursuant to restricted stock grants, 40,000 shares of which remain subject to tenure and performance vesting.

(10) Includes 30,000 options with an exercise price of $2.875; 5,000 options with an exercise price of $1.90; 7,500 options with an exercise price of $6.38.

(11) Includes 10,000 options with an exercise price of $2.14; 10,000 options with an exercise price of $4.77; 10,000 options with an exercise price of $2.36; 10,000 options with an exercise price of $7.00; 10,000 options with an exercise price of $6.49; 10,000 options with an exercise price of $12.90.

(12) Includes 10,000 options with an exercise price of $3.39; 10,000 options with an exercise price of $2.36; 10,000 options with an exercise price of $7.00; 10,000 options with an exercise price of $6.49; 10,000 options with an exercise price of $12.90.

(13) Includes 10,000 options with an exercise price of $2.43; 5,000 options with an exercise price of $4.24; 10,000 options with an exercise price of $4.77; 10,000 options with an exercise price of $7.00; 10,000 options with an exercise price of $6.49; 10,000 options with an exercise price of $12.90.

(14) Includes 17,466 shares of Common Stock issued pursuant to restricted stock grants, 12,500 shares of which remain subject to tenure and performance vesting.

(15) Includes 5,000 options with an exercise price of $1.90; 7,500 options with an exercise price of $4.18; 3,750 options with an exercise price of $6.38.

(16) Includes 10,000 options with an exercise price of $12.90.

(17) Includes 5,000 shares of Common Stock issued pursuant to a restricted stock grant, 5,000 shares of which remain subject to tenure and performance vesting.

(18) Includes 5,000 options with an exercise price of $6.64 and 5,000 options with an exercise price of $6.38.

(19) These figures are provided pursuant to each listed entities Schedule 13G filed with the SEC. These stockholders may be deemed to be the beneficial owners of these shares by virtue of their voting and /or investment power over these shares in connection with their role as an investment advisor or manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of the shares attributed to it herein.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company’s Board of Directors has delegated to the compensation committee of the Board of Directors (the “Committee”) the duty of designing the Company’s executive compensation program. The company’s executive compensation program is designed to attract, motivate and retain talented executives so the Company can produce outstanding results and maximize return to stockholders. The program is rooted on principles of “pay-for-performance.” The Committee designs and approves the Company’s executive compensation program. The Committee is made up entirely of independent (pursuant to NYSE, SEC, and the Company’s own independence guidelines) members of the Company’s Board of Directors. All executive and senior officers of the Company are eligible to participate in the same executive compensation plans that are available to the Company’s Chief Executive Officer.

Compensation Philosophy and Objectives

The Committee’s compensation objectives are to:

•       pay competitive levels of salary and total compensation;

•       link executive pay to Company performance;

•       align the interests of management with the interests of stockholders; and

•       reward long term results

To achieve these objectives, the Committee implements a “pay-for-performance” philosophy using the guiding principles that: (i) compensation should be incentive-driven with both a short-term and long-term focus; (ii) a significant portion of pay for senior officers should be variable, or “at risk;” (iii) the most significant portion of annual incentive compensation should be tied to the overall performance of the Company; and (iv) a portion of annual incentive compensation should also be tied to individual performance criteria.

Elements of Compensation

The Company’s executive compensation program consists of five basic elements:

•       base salary;

•       annual incentive bonus tied to Company as well as individual performance;

•       long-term incentives;

•       health and related benefits; and

•       perquisites.

The Committee focuses on allocating compensation among these five elements so as to provide an appropriate mix of (i) short-term incentives and long-term incentives; (ii) cash compensation and equity compensation; and (iii) current compensation and other benefits. The Committee has retained an outside human resources consulting firm, Towers Perrin, to assist it in compiling analysis regarding pay levels for the Company’s senior executives. Other than work Towers Perrin performs for the Committee, it does not provide any other consulting services for the Company. Although the Committee reviews the pay level of each executive relative to the comparative data provided by Towers Perrin, it does not maintain specific percentile goals for compensation levels, preferring instead to maintain maximum flexibility with regard to each executive’s pay package. The Committee believes, based in part on analysis provided by Towers

Perrin, that the Company’s executives are compensated within the 25th to 50th percentile of companies that are similarly situated.

Management, led by the CEO, periodically makes recommendations to the Committee regarding the establishment and modification of compensation packages for individuals in the Company’s senior executive group. The Committee reviews management’s recommendations during their regularly scheduled sessions and may choose to adopt the recommendations or modify them at their sole discretion.

Base Salary

The Committee determines base salary by considering several factors: (i) salaries of comparably situated executives; (ii) the executive’s individual experience; (iii) the executive’s previous job performance; and (iv) the executive’s individual skills. The Committee uses management’s performance assessments, company performance, third-party evaluations, and its own analysis of job performance to set each executive’s base salary on at least an annual basis.

Annual Incentive Bonus (Non-equity Incentive Plan Compensation)

The Committee uses an annual executive incentive compensation plan that is a cash-based, “pay-for-performance” annual incentive plan. The annual executive incentive compensation consists of two distinct elements. The first element of the plan rewards the achievement of certain EBITDA (earnings before interest, taxes, depreciation, and amortization) target thresholds as well as certain cash flow thresholds (the “Objective Bonus”). The second element of the plan rewards the achievement of certain performance metrics individualized for each executive (the “Subjective Bonus”).

At the beginning of each year, the Committee sets certain EBITDA targets as well as cash flow thresholds related to the Objective Bonus. If these targets are met (historically the Company has had years in which these targets were not met), executives are remunerated at certain assigned percentages of base salary on a sliding scale within the range of the target. In previous years the Committee has not adjusted the targets related to the Objective Bonus; however, the Committee reserves the right to make adjustments to these targets if it believes that an adjustment is in the best interests of the Company.

Regardless of whether the Objective Bonus targets are met, the Committee considers a percentage of remuneration based solely on the Subjective Bonus targets.  Management, led by the CEO, assists the Committee in assessing the individualized performance targets set for each of the Named Executive Officers, and the Committee, while taking management’s recommendations into consideration as well as its own observations, makes a final determination of what percentage of individualized performance targets each Named Executive Officer has achieved on an annual basis.

In 2006, the Committee set the following targets for annual incentive bonus calculations. For the Objective Bonus, the Committee set a range for Messrs. Murdy, George, and Tanner of 60 percent to 120 percent of 90 percent of their respective annual base salaries. This portion of the annual incentive bonus calculation is zero until certain EBITDA targets as well as cash flow targets are met; once the Company has reached the lower performance threshold this portion of the bonus is increased on a sliding scale from 60 percent to 120 percent on a straight-line basis. For Ms. Shaeff and Mr. McKenna the Objective Bonus was set at 60 percent to 120 percent of 30 percent of their respective annual base salaries. In 2006, for the first time in the history of the Company, the Company’s performance related to EBITDA and cash flow targets exceeded the 120 percent threshold; however, in keeping with the Objective Bonus thresholds, the Objective Bonus remained capped at 120 percent of the Committee’s annual incentive target. With regard to the Subjective Bonus, each executive is reviewed individually and at the sole discretion of the Committee is awarded a bonus within a set range of potential outcomes based on a percentage of annual base salary. For Messrs. Murdy, George, and Tanner, the range is 0 to 100 percent of 10 percent of annual base salary; for Ms. Shaeff and Mr. McKenna, the range is 0 to 100 percent of 20 percent of annual base salary. In 2006, each named executive officer was awarded 100 percent of the possible range of the Subjective Bonus.

The Committee believes that EBITDA coupled with cash flow thresholds along with an additional component to reflect individual achievement are appropriate measures for annual incentive bonuses because this framework provides the executives with an incentive to achieve favorable current results, while also sustaining long-term growth for the Company and providing the Committee with some flexibility to award outstanding individual performance in an otherwise down year. In setting EBITDA and cash flow targets, the Committee reviews management’s recommendations and then considers the Company’s historical performance as well as projections for the industry and other competing companies’ historical performance and projections. Historically the Committee believes that targets have been set at aggressive but sustainable performance measures. 2006 was the first year in the history of the Company that performance thresholds were fully attained. In 2005, the Company achieved performance thresholds that equated to 106.5% of the Objective Bonus being achieved, and in 2004, the Company achieved performance thresholds that equated to 90.7% of the Objective Bonus being achieved. Notably, during that same period from December 31, 2003 to December 31, 2006, the stock price of the Company increased from $5.48 to $12.64.

Long-term Incentives

Long-term incentive awards provided by the Company consist of (i) stock options and (ii) restricted stock awards. The Committee has created a mix of performance-based and longevity-based awards. The Committee designs its long-term incentive awards to ensure that incentive compensation reflects the profitability of the Company and the performance of the Company’s common stock. The Committee believes that these awards promote a long-term view while at the same time aligning the Company’s executives’ interests with stockholders’ interests.

Stock Options

The Committee believes that stock options serve a valuable purpose in aligning management interests’ with stockholders’ interests. All stock option awards vest over time; as such, they serve as a retention device as well as an incentive for Company performance. The Company generally receives an income tax deduction when an executive exercises a stock option.

The Company has not timed grants of options in coordination with release of non-public information nor has it timed its release of non-public information for the purpose of affecting the value of executive compensation. During 2006, the Committee did not grant any options to any of the named executive officers. In August of 2006, the Committee adopted policies further clarifying its procedures for pricing stock option grants and disbanded the equity plans committee of the board of directors. These policies codified the Company’s past practices and further ensured that stock option grants would continue to be priced on the date of grant. The policy dictated that all grants are priced as of the closing market price on the date of the Committee meeting authorizing the grant or the closing market price on the date that the final signed consent authorizing a grant of equity is received in the Company’s offices. The Committee considers management recommendations with regard to the number of options to be granted employees, but has not developed a specific formula for the number of options to be granted.

Restricted Stock Awards

The Committee has awarded restricted stock awards that are based on performance vesting and has also awarded restricted stock awards that are based solely on longevity vesting. These awards provide executives with an opportunity to earn shares of Company common stock if the Company achieves certain performance metrics and if the executive continues to be employed by the Company during the relevant vesting period.

During 2006, all of the restricted stock awards were performance as well as longevity based. The Committee believes that it is appropriate to award restricted stock to executives because they are complementary to, and therefore provide different incentives than, stock option awards in two respects: first, the shares are only earned if the Company achieves certain performance targets; second, the restricted stock awards provide incentive and retention even in a down market so long as the Company continues to meet solid performance metrics. The Committee believes that share price is not always indicative of the Company’s true performance, and the Committee feels that so long as the Company continues to meet certain performance criteria, restricted stock awards serve to offset  the somewhat unpredictable nature of the Company’s stock price. The Company receives an income tax deduction when an executive recognizes taxable income on performance shares.

Restricted stock awards have been granted dependent on varying performance requirements. All awards granted in 2006 were granted on a three-year equal vesting schedule, and the awards vested only if the Company met certain EBITDA performance requirements prior to each vesting period. Once the performance EBITDA threshold is met, the awards vest on a sliding scale from 0 to 100 percent of the portion scheduled to vest of the total award of restricted stock based on the Company’s achievement of performance thresholds on a straight-line basis. These performance measures were used because the Committee believes that these measures best capture the element of performance of the Company that the senior executive team can most effectively control, and the Committee feels that the strength of this performance measure will create greater shareholder value in the long term. Prior to 2006, vesting of restricted stock awards was contingent upon an EBITDA target in the first year, and then subsequently contingent upon continued employment. Dividends are paid on all shares of restricted stock prior to vesting.

Health and Related Benefits

The Company’s health and related plans include medical, dental, life, disability, eligibility to participate in the Company’s 401(k) retirement plan, and accidental death and dismemberment coverage. The Company’s health and related benefit programs are designed to be competitive with other similarly situated companies. The plans offered to executive officers are offered through broad-based plans applicable to all employees. Within the Company’s 401(k) retirement plan, the Company matches employee’s pre-tax contributions to the plan at a rate of fifty percent of up to five percent of an employee’s annual pay.

Perquisites

The Company provides an extremely limited number of perquisites to certain Named Executive Officers that are not provided to other employees. The Committee believes that it must make these perquisites available to these senior executive officers in order to be competitive with other similarly situated companies. All of the Named Executive Officers are beneficiaries of increased levels of disability coverage that are only available to senior executives of the Company. The Company pays these increased premiums on behalf of the executives. In 2006, the totals related to these premiums were as follows: Mr. Murdy—$702; Mr. George—$681; Mr. Tanner—$676; Ms. Shaeff—$441; and Mr. McKenna—$374. The Company has provided Mr. Murdy with the use of a 1999 GMC Jimmy Sport Utility, which he uses for work-related travel as well as personal travel. In total, the Company estimates the use of the vehicle to have an annual value of not more than $5,000. Further, the Company reimburses club dues for Mr. Murdy, which in 2006 equaled less than $1,400. The Company provides Mr. Tanner with a monthly allowance related to his relocation to Houston of $1,300 per month ($15,600 per annum). The Company reimbursed commuting expenses of $6,524 for Mr. Tanner and $7,667 for Mr. Murdy during 2006, and reimbursed approximately $500 of Mr. Tanner’s membership fees for credit cards and other clubs. Messrs. George and McKenna receive an annual reimbursement of $240 for fitness dues, which reimbursement is made available to all employees in the Company’s corporate office as part of the corporate office’s wellness program.

Change in Control and Severance Benefits

The Company has provided each of the senior executives with severance as well as change in control benefits. This benefit is maintained to ensure that the Company can retain talented executives as well as ensure that senior executives are not deterred from exploring opportunities that will result in maximum value for stockholders, including actions that may result in a change in senior executives’ positions or standing in the Company. The Company believes that these benefits are reasonable and ultimately benefit stockholders. See the “Potential Termination Payments Upon a Change in Control” section later in this proxy statement for further information.

Use of Tally Sheet

The Committee routinely uses tally sheets to assist it in analyzing the Named Executive Officers’ total compensation, including salary, annual incentive compensation, and long-term incentive compensation. These tally sheets present the Committee with average annual values as well as total values related to cash as well as equity compensation in order to make comparisons as to all senior executive employees and their respective compensation levels.

Use of Compensation Survey Data—Executive Compensation

Given the Company’s size and the Company’s industry, the Committee, in consultation with Towers Perrin, determined that establishing a traditional peer group of companies for compensation comparison purposes was not feasible. Instead, the Committee decided to establish a benchmark against general industry companies of similar size.  The Company participates in Towers Perrin’s executive compensation database, which database was used to develop competitive compensation levels for base salaries, annual incentives and long-term incentives. In order to adjust for size differences among the nearly three hundred companies in the database, a single regression analysis was used to correlate the Company’s annual revenues with that of the other participating companies in the database. As described above, the Committee does not attempt to maintain a pre-defined percentile related to executive compensation as related to the companies in the Towers Perrin database, but the Committee does use the comparative data in an effort to better inform its compensation-related decisions.

Chief Executive Officer Compensation

The Committee meets in executive session to evaluate the Chief Executive Officer’s performance and determines his total compensation. The Committee reviews competitive compensation data provided by Towers Perrin, conducts an assessment of the Chief Executive Officer’s performance as well as an assessment of the Company’s performance, and sets his salary based on the Committee’s assessment of the Chief Executive Officer’s relative performance. Although the Committee does not attempt to place the Chief Executive Officer’s pay in any specific percentile of similarly-situated executive pay, the Committee believes that Mr. Murdy is compensated at approximately the 25th percentile of companies that are similarly situated.

Stock Ownership Guidelines

The Company’s Board of Directors has adopted stock ownership guidelines requiring that executive officers are required to own not less than 1,000 shares of Company stock within 90 days of the date of their hiring or designation as an executive officer, and are expected to own not less than 5,000 shares by the third anniversary of such date. Shares of unvested restricted stock count towards these ownership guidelines. In 2006, the Committee determined that all executive officers met these guidelines.

Impact of Accounting and Tax Treatment on Compensation

The Internal Revenue Code limits the tax deduction that the Company may take for compensation paid to the Chief Executive Officer and other executive officers named in the Company’s proxy statement. The limit is $1 million per executive per year. However, performance-based compensation is excluded from the limitation. To date, all compensation of named executive officers has been fully tax deductible by the Company. Further, the Committee intends that all annual incentive bonus, stock options and restricted stock awards qualify as performance-based compensation so that these awards will be deductible by the Company; however, the Committee retains the ability to make payments in one or more of the Company’s compensation programs that may not qualify for tax deductibility under Section 162(m). The Committee believes this ability to exercise discretion is in the best interest of the Company and its stockholders.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

The following table includes information regarding the Named Executive Officers’ total compensation during the 2006 fiscal year. For more information about the components of total compensation please refer to the preceeding subsections of the “Compensation Discussion and Analysis” section:

•       “Base Salary” for information about salary;

•       “Annual Incentive Bonus” for information about bonus and other non-equity incentives;

•       “Long-term Incentives” for information about stock and option awards; and

•       “Health and Related Benefits” and “Perquisites” for all other compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Deferred Compensation and Earnings ($)	All Other Compensation ($)(5)	Total ($)
William F. Murdy, Chairman of the Board and Chief Executive Officer	2006	518,750	-0-	452,399	-0-	612,125	-0-	20,269	1,603,543
William George, Executive Vice President and Chief Financial Officer	2006	271,875	-0-	135,035	33,585	320,812	-0-	6,421	767,728
Thomas N. Tanner, Executive Vice President and Chief Operating Officer	2006	271,875	-0-	135,035	54,247	320,812	-0-	28,800	808,769
Julie S. Shaeff, Senior Vice President and Chief Accounting Officer	2006	177,500	-0-	44,152	23,543	99,400	-0-	4,529	349,124
Trent T. McKenna, Vice President, General Counsel, and Secretary	2006	150,000	-0-	15,577	41,525	84,000	-0-	3,654	294,756

(1)             Mr. Murdy’s salary was increased from $500,000 to $525,000 on April 1, 2006. Messrs. George’s and Tanner’s salaries were increased from $262,500 to $275,000 on April 1, 2006. Ms. Shaeff’s salary was increased from $170,000 to $180,000 on April 1, 2006. Mr. McKenna’s salary was increased from $140,000 to $150,000 on January 1, 2006.

(2)             This amount represents the amortized FAS 123(R) compensation cost recognized by the Company in 2006 for outstanding restricted stock unit awards as of December 31, 2006. The values contained in this column are comprised of awards granted in 2006 and prior years. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the 2006 fiscal year for a discussion of the relevant assumptions used in calculating the compensation cost. The compensation cost for financial reporting purposes will likely vary from the actual amount the Named Executive Officer receives based on a number of factors, including stock price fluctuations, timing of sale, and variances from valuation assumptions.

(3)             This amount represents the amortized FAS 123(R) compensation cost recognized by the Company in 2006 for outstanding option grants as of December 31, 2006. The values contained in this column are comprised of option awards granted in 2006 and prior to 2006. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the 2006 fiscal year for a discussion of the relevant assumptions used in calculating the compensation cost. The compensation cost for financial reporting purposes will likely vary from the actual amount the Named Executive Officer receives based on a number of factors, including stock price fluctuations, timing of sale, and variances from valuation assumptions.

(4)             Reflects incentive compensation based upon certain performance criteria being met. In 2006, Messrs. Murdy, George, and Tanner each received annual incentive compensation consisting of 120% of 90% of their respective annual base salaries as well as 100% of 10% of their respective annual base salaries. Ms. Shaeff and Mr. McKenna each received annual incentive compensation consisting of 120% of 30% of their respective annual base salaries as well as 100% of 20% of their respective annual base salaries.

(5)             Includes the following 401(k) Company match: Messrs. Murdy, George, and Tanner—$5,500; Ms. Shaeff—$4,088; and Mr. McKenna—$3,040. Includes disability premiums as follows: Mr. Murdy—$702; Mr. George—$681; Mr. Tanner—$676; Ms. Shaeff—$441; and Mr. McKenna—$374. Includes an annual reimbursement of $240 for fitness dues provided to Messrs. George and McKenna, which reimbursement is made available to all employees in the Company’s corporate office as part of the corporate office’s wellness program. Includes $5,000 attributable to Mr. Murdy’s use of a company vehicle, $1,400 attributable to reimbursements provided Mr. Murdy for payment of membership and club dues and $7,667 attributable to reimbursement of Mr. Murdy’s commuting expenses. Includes $15,600 attributable to Mr. Tanner for an allowance related to Mr. Tanner’s relocation to Houston; $6,524 attributable to reimbursement of Mr. Tanner’s commuting expenses; and $500 attributable to reimbursements provided to Mr. Tanner for payment of membership and club dues. For further detail related to these perquisites, please refer to the “Perquisites” section herein.

Grants of Plan-based Awards in 2006

There were no grants of option awards to the Named Executive Officers during 2006. The following table provides information concerning the Company’s administration of the annual incentive plan during 2006 and the grant of restricted stock to the Named Executive Officers. For further information related to grants of plan-based awards, see the section of this Proxy titled “Long-term Incentives.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive	Grant Date Fair Value of Stock
	Grant	Threshold	Target	Maximum	Plan Awards	and Option
Name	Date	($)	($)	($)	Target (#)(1)	Awards ($)
William F. Murdy	3/8/2006	280,125	518,750	612,125
	4/1/2006				50,000	632,000
William George	3/8/2006	146,812	271,875	320,812
	4/1/2006				25,000	316,000
Thomas N. Tanner	3/8/2006	146,812	271,875	320,812
	4/1/2006				25,000	316,000
Julie S. Shaeff	3/8/2006	31,950	88,750	99,400
	4/1/2006				5,000	63,200
Trent T. McKenna	3/8/2006	27,000	75,000	84,000
	4/1/2006				5,000	63,200

(1)              Represents grants of restricted stock to the Named Executive Officers on a three-year vesting schedule in equal amounts. The awards vest only if the Company meets certain EBITDA performance requirements prior to each vesting period. Once 60 percent of the performance EBITDA threshold is met, the awards vest on a sliding scale from 0 to 100 percent of the tranche of shares scheduled to vest based on the Company’s achievement of performance thresholds on a straight-line basis up to 80 percent of the performance EBITDA target.

Outstanding Equity Awards at 2006 Fiscal Year-end

The following table provides information concerning unexercised stock options and unvested restricted stock held at December 31, 2006.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
William F. Murdy	400,000		3.8125	6/27/2010
	50,000		2.25	9/24/2011
					33,333	421,329
							50,000	632,000
William George	30,000		2.875	11/1/2010
	2,500	2,500	1.90	4/23/2013
	7,500	22,500	6.38	5/18/2015
					15,000	189,600
							25,000	316,000
Thomas N. Tanner	8,500		2.875	11/1/2010
	41,500		3.86	3/21/2012
	18,750	6,250	4.18	11/19/2013
	7,500	22,500	6.38	5/18/2015
					15,000	189,600
							25,000	316,000
Julie S. Shaeff	3,750	1,250	1.90	4/23/2013
	7,500	2,500	4.18	11/19/2013
	3,750	11,250	6.38	5/18/2015
					7,500	94,800
							5,000	63,200
Trent T. McKenna	5,000	10,000	6.64	8/24/2014
	5,000	15,000	6.38	5/18/2015
							5,000	63,200

(1)              The 2,500 unexercisable options of Mr. George vest on April 23, 2007; the 22,500 unexercisable options of Mr. George vest on May 18, 2007, 2008, and 2009 in equal amounts. The 6,250 unexercisable options of Mr. Tanner vest on November 19, 2007; the 22,500 unexercisable options of Mr. Tanner vest on May 18, 2007, 2008, and 2009 in equal amounts. The 1,250 unexercisable options of Ms. Shaeff vest on April 23, 2007; the 2,500 unexercisable options of Ms. Shaeff vest on November 19, 2007; the 11,250 unexercisable options of Ms. Shaeff vest on May 18, 2007, 2008, and 2009 in equal amounts. The 10,000 unexercisable options of Mr. McKenna vest on August 24, 2007 and 2008 in equal amounts; the 15,000 unexercisable options of Mr. McKenna vest on May 18, 2007, 2008, and 2009 in equal amounts.

(2)              The restricted stock grants for each of the Named Executive Officers are subject to vest only if the Company achieves certain EBITDA measures on a one-year and three-year trailing average. These restricted stock grants are more fully described in the Compensation Discussion and Analysis contained herein.

Option Exercises and Stock Vested in 2006

The following table provides information on option exercises and stock vested in 2006 related to the Named Executive Officers and the resulting value realized.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William F. Murdy	100,000	1,107,365	83,333	1,044,496
William George	25,000	150,870	7,500	96,075
Thomas N. Tanner	9,500	85,066	7,500	96,075
Julie S. Shaeff	12,500	63,475	3,750	48,038
Trent T. McKenna	5,000	41,572	-0-	-0-

(1)          The value realized on the exercise of stock options is the difference between the market price of the Company Common Stock at the time of exercise and the exercise price of the option. The value realized on the vesting of stock awards is the market price at closing of the Company’s Common Stock at the time of vesting.

Potential Termination Payments Upon a Change in Control

The Company has included change in control severance agreements in the employment agreements with Messrs. Murdy, George, Tanner, and McKenna as well as Ms. Shaeff (the “Severance Agreements”). The Severance Agreements, except for Mr. Tanner’s agreement, provide for certain payments and other benefits if, following a change in control, the Company terminates the Named Executive Officer’s employment without cause or the Named Executive Officer terminates his or her employment for good reason. Such payments and benefits include: (1) with regard to Mr. Murdy, severance pay equal to three times the sum of the Named Executive Officer’s annual base salary then in effect or his base salary in effect immediately prior to the closing of the transaction giving rise to the change in control; payment of insurance premiums contemplated by COBRA for a one-year period; a one-year non-compete provision; and a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up; (2) with regard to Mr. George, severance pay equal to two times the sum of the Named Executive Officer’s annual base salary then in effect or his base salary in effect immediately prior to the closing of the transaction giving rise to the change in control, payment of insurance premiums contemplated by COBRA for a one-year period, a one-year non-compete provision, and a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up; (3) with regard to Ms. Shaeff and Mr. McKenna, severance pay equal to one times the sum of the Named Executive Officer’s annual base salary then in effect or his/her base salary in effect immediately prior to the closing of the transaction giving rise to the change in control, payment of insurance premiums contemplated by COBRA for a one-year period, a one-year non-compete provision, and a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up. Unlike the previously described agreements, Mr. Tanner’s employment agreement permits him to remain employed upon a change in control and in the event of a change in control receive a bonus equal to one times the sum of Mr. Tanner’s base salary then in effect. Mr. Tanner’s employment agreement does not contain a provision providing for an excise tax gross-up. If a change in control would have occurred on December 31, 2006, no excise tax would have been triggered by that event for any of the Named Executive Officers.

	No Change in Control					Change in Control ($)(2)
	For Cause ($)	Death ($)(1)	Disability ($)	Without Cause ($)		Cash	Value of Equity Vesting Early Upon Change in Control	Total Value
William F. Murdy	-0-	525,000	525,000	533,225	(3)	1,585,225	1,053,329	2,636,554
William George	-0-	275,000	275,000	287,448	(3)	562,448	673,300	1,235,748
Thomas N. Tanner(4)	-0-	275,000	275,000	275,000		275,000	699,325	974,325
Julie S. Shaeff	-0-	180,000	180,000	191,310	(3)	191,310	263,000	454,310
Trent T. McKenna	-0-	150,000	150,000	161,224	(3)	161,224	217,100	378,324

(1)          The company maintains life insurance for each of the Named Executive Officers in the amount of one times the sum of the Named Executive Officer’s annual base salary. Any death benefit contained in any of the Named Executive Officer’s employment agreement is paid net of insurance proceeds.

(2)          Assumes a change in control event occurring on December 31, 2006. Includes payments made as reimbursements for COBRA for a one-year period after the change in control event; these payments would be made as reimbursements by the Company to the Named Executive Officer, and would cease if the Named Executive Officer obtained other insurance coverage. Although the total COBRA reimbursement could be less than the amount used in the table, it cannot exceed the number used in the table. Further, this table assumes that the Named Executive Officer ceases to be employed with the Company pursuant to a change in control event; only Mr. Tanner can still remain employed with the Company and receive a change in control bonus payment upon a change in control event.

(3)          Messrs. Murdy’s, George’s, and McKenna’s totals include $8,225, $12,448, and $11,224 respectively and Ms. Shaeff’s total includes $11,310, each representing an estimate of one-year of COBRA payments made by the Company on behalf of the Named Executive Officer over the twelve month period following termination. These payments would be made as reimbursements by the Company to the Named Executive Officer, and would cease if the Named Executive Officer obtained other insurance coverage. In no event would these payments exceed twelve months worth of reimbursements.

(4)          Upon a change in control, Mr. Tanner’s employment agreement provides that he will be paid a bonus equal to one times the sum of his base salary then in effect. Mr. Tanner’s employment agreement does not provide a death benefit; however, the Company maintains life insurance coverage for Mr. Tanner’s benefit of one times his annual base salary.

Employment Agreements

During 2006, the Company had five executive officers, who were Messrs. Murdy, George, Tanner, McKenna and Ms. Shaeff.

On June 27, 2000, Mr. Murdy entered into an employment agreement with the Company. Mr. Murdy’s employment agreement provides for an annual base salary of $400,000 subject to annual review during the employment term. Mr. Murdy’s employment agreement will expire on December 31, 2007, and unless terminated or not renewed by the Company or the employee, the term will continue thereafter on a year-to-year basis on the same terms. The agreement provides that, if the Company terminates Mr. Murdy’s employment, other than for cause, he would receive from the Company an amount equal to base salary for one year. In the event of a change in control of the Company (as defined in the employment agreement), Mr. Murdy may elect to terminate his employment and receive an amount equal to two times his annual base salary then in effect. The employment agreement contains a covenant not to compete with the Company for two years immediately following termination of employment. In the event of a change in control, the non-competition provisions apply for a period of one year immediately following the effective date of termination.

On December 1, 2003, Mr. George entered into an employment agreement with the Company providing for an annual base salary of $210,000, subject to annual review during the employment term. Subsequently, the Company and Mr. George entered into an amendment to the agreement extending its term until August 23, 2008. At the end of this term, unless terminated or not renewed by the Company or the employee, a term will continue thereafter on a year-to-year basis on the same terms. The agreement also provides that, if the Company terminates Mr. George’s employment, other than for cause, Mr. George would receive from the Company a lump sum payment equal to one times his annual base salary then in effect. In the event of a change in control of the Company (as defined in the employment agreement), Mr. George may elect to terminate his employment and receive an amount equal to two times his annual base salary then in effect. The employment agreements also contains a covenant not to compete with the Company for two years immediately following termination of employment. In the event of a change in control, the non-competition provision applies for a period of one year immediately following the effective date of termination.

On January 1, 2004, Mr. Tanner entered into an employment agreement with the Company providing for an annual base salary of $195,000, subject to annual review during the employment term. Subsequently, the Company and Mr. Tanner entered into an amendment to the agreement extending its term until August 23, 2008. At the end of this term, unless terminated or not renewed by the Company or the employee, the term will continue thereafter on a year-to-year basis. The agreement also provides that, in the event of a termination of employment by the Company, other than for cause, Mr. Tanner will receive an amount equal to his base salary for one year. In the event of a change in control of the Company (as defined in the employment agreement), the Company will pay Mr. Tanner a bonus equal to one year’s base salary. The employment agreement contains a covenant not to compete with the Company for one year immediately following termination of employment for any reason whatsoever.

On December 1, 2003, Ms. Shaeff entered into an employment agreement with the Company. This agreement provides for an annual base salary of $140,000, subject to annual review during the employment term. The agreement is for a term of two years, and unless terminated or not renewed by the Company or the employee, each term will continue thereafter on a year-to-year basis on the same terms. If the Company terminates Ms. Shaeff’s employment without cause, she would receive a lump sum payment from the Company equal to one-year of her base salary then in effect. In the event of a change in control of the Company (as defined in the employment agreement), Ms. Shaeff may elect to terminate her employment and receive an amount equal to one times her annual base salary then in effect. The agreement also contains a covenant not to compete with the Company for two years immediately following termination of employment. In the event of a change in control, the non-competition provisions apply for a period of one year form the effective date of termination.

On January 1, 2006, Mr. McKenna entered into an employment agreement with the Company. This agreement provides for an annual base salary of $150,000, subject to annual review during the employment term. The agreement is for a term of two years, and unless terminated or not renewed by the Company or the employee, each term will continue thereafter on a year-to-year basis on the same terms. If the Company terminates Mr. McKenna’s employment without cause, he would receive a lump sum payment from the Company equal to one-year of his base salary then in effect. In the event of a change in control of the Company (as defined in the employment agreement), Mr. McKenna may elect to terminate his employment and receive an amount equal to one times his annual base salary then in effect. The agreement also contains a covenant not to compete with the Company for two years immediately following termination of employment. In the event of a change in control, the non-competition provisions apply for a period of one year form the effective date of termination.

Equity Compensation Plan Information

The following table sets forth information about the Company’s equity compensation plans as of December 31, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,089,784	(1)	$4.30	(2)	3,685,000
Equity compensation plans not approved by security holders	-0-		-0-		-0-
Total	2,089,784		$4.30		3,685,000	(3)

(1)          Includes 156,042 shares of restricted stock that have been granted but remain unvested as of December 31, 2006.

(2)          Shares of unvested restricted stock are not factored into this average.

(3)          3,185,000 shares of which are part of a fungible share plan, which means that each share granted that is not an option and/or SAR is counted against the plan as one and six-tenths (1.6) shares.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 proxy statement. This report is provided by the following independent directors, who comprise the compensation committee.

Members of the Compensation Committee

Herman E. Bulls (Chair)
Franklin Myers
James H. Schultz

The preceding “Report of the Compensation Committee” shall not be deemed soliciting material or to be filed with the Securities and Exchcange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company incorporates it by reference into such filing.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company oversees the Company’s financial reporting process on behalf of the board of directors. The audit committee is made up solely of independent directors, as defined in the applicable NYSE and SEC rules, and it operates under a written charter, amended and effective as of May 2005 and approved by the board of directors, which is available on the Company’s website at [http://www.comfortsystemsusa.com].

Management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal controls. In fulfilling its oversight responsibilities, the audit committee has reviewed the audited financial statements in the Annual Report with management. The discussion explored the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of each of the key disclosures in the financial statements.

As part of its oversight of the Company’s financial statements, the audit committee reviewed and discussed with management and with the Company’s independent auditor, Ernst & Young LLP, the audited financial statements of the Company for the fiscal year ended December 31, 2006. The audit committee discussed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, such matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), relating to the conduct of the audit. The Audit Committee also has discussed with Ernst & Young LLP, the auditor’s independence from the Company and its management, including the matters in the written disclosures the Audit Committee received from the independent auditor as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditor’s independence.

The audit committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The audit committee meets regularly with the external auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the content and quality of the Company’s financial reporting. Based on the review and discussions discussed above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report of Form 10-K for the year ended December 31, 2006 for filing with the SEC.

The members of the audit committee have been determined to be financially literate (as financial literacy is defined by the NYSE listing standards) by the Company’s Board of Directors.

Members of the Audit Committee
Franklin Myers (Chair)
James H. Schultz
Robert D. Wagner

The preceding “Report of the Audit Committee” shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company incorporates it by reference into such filing.

Other Information

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Bulls, Harter, Myers, and Schultz, none of whom is or was an officer or employee of the Company or any of our subsidiaries during 2004, 2005 or 2006, served on the compensation committee during 2006. Further, none of the Company’s executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or compensation committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2006, all directors, officers, and beneficial holders of more than 10% of any class of equity securities of the Company complied with all filing requirements, except it was determined that Mr. Wagner’s Form 4, noting an option grant of Company shares in May, 2006, was not prepared and filed by the Company with the SEC in a timely manner.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing to the Company at the following address: Comfort Systems USA, Office of the General Counsel, 777 Post Oak Blvd., Suite 500, Houston, Texas 77056 or upon oral request directed to the Company’s Office of the General Counsel at (713) 830-9600. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder’s bank, broker, or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See the previous section entitled “COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION” for other information required to be disclosed here.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the 2008 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, the stockholder proposals must be received by the Company at its principal executive offices on or before December 15, 2007.

Under the Company’s current Bylaws, proposals of business and nominations for directors other than those to be included in the Company’s proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the Bylaws. In accordance with the Company’s Bylaws, a proposal submitted for consideration at the 2008 Annual Meeting of Stockholders will be considered untimely if it has not been received by the Company at its principal executive offices by the close of business on the 60th day prior to the first anniversary of the 2007 Annual Meeting. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

OTHER BUSINESS

The Company’s Board of Directors knows of no business to be brought before the Annual Meeting that is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable, subject to the NYSE’s rules on the exercise of discretionary authority.

FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

A copy of the Company’s Annual Report to Stockholders, which includes the Annual Report on Form 10-K, filed with the SEC, accompanies this proxy statement.

ANNUAL MEETING OF STOCKHOLDERS OF

COMFORT SYSTEMS USA, INC.

May 17, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

20630000000000000000 6	051707

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR PROPOSAL 1 AND A VOTE “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1. ELECTION OF SIX DIRECTORS FOR TERMS EXPIRING AT THE 2007 ANNUAL MEETING					FOR	AGAINST	ABSTAIN
		NOMINEES:	2.	RATIFICATION OF APPOINTMENT OF	☐	☐	☐
☐	FOR ALL NOMINEES	William F. Murdy		ERNST & YOUNG LLP AS INDEPENDENT
		Herman E. Bulls		REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Alfred J. Giardinelli, Jr.
Franklin Myers
James H. Schultz
☐	FOR ALL EXCEPT (See instructions below)	Robert D. Wagner, Jr.

You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement, and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K, for the fiscal year ended December 31, 2006 is hereby acknowledged.

PLEASE COMPLETE, SIGN, AND PROMPTLY MAIL IN THE ENCLOSED
ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

COMFORT SYSTEMS USA, INC.

ANNUAL MEETING OF STOCKHOLDERS

Solicited by the Board of Directors of Comfort Systems USA, Inc.

The undersigned hereby appoints William F. Murdy and Trent T. McKenna, and each of them individually, as proxies with full power of substitution, to vote, as designated on the reverse, all shares of Common Stock of Comfort Systems USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 17, 2007, or at any adjournment or postponement thereof.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR ALL NOMINEES” PROPOSAL 1 AND “FOR” PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THIS PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING. ANY EXECUTED PROXY WHICH DOES NOT DESIGNATE A VOTE SHALL BE DEEMED TO GRANT AUTHORITY FOR ANY ITEM NOT DESIGNATED.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

COMFORT SYSTEMS USA, INC.

May 17, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the
envelope provided as soon as possible.

-OR-

TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone
and follow the instructions. Have your proxy card
available when you call.

-OR-

INTERNET - Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy
card available when you access the web page.

company number
Account number

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20630000000000000000 6	051707

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR PROPOSAL 1 AND A VOTE “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF SIX DIRECTORS FOR TERMS EXPIRING AT THE			2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP		FOR ☐	AGAINST ☐	ABSTAIN ☐
2007 ANNUAL MEETING			AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING
☐ ☐ ☐	FOR ALL NOMINEES	NOMINEES:	FIRM FOR 2007.
William F. Murdy
Herman E. Bulls

You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement, and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K, for the fiscal year ended December 31, 2006 is hereby acknowledged.

	withhold authority	Alfred J. Giardinelli, Jr.
	for all nominees	Franklin Myers
James H. Schultz
	for all except	Robert D. Wagner, Jr.
(See instructions below)
PLEASE COMPLETE, SIGN, AND PROMPTLY MAIL IN THE ENCLOSED
ENVELOPE.

INSTRUCTION::		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder	Date

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.